SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2012

CEDAR FAIR, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
One Cedar Point Drive, Sandusky, Ohio		44870-5259
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (419) 626-0830

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.
On June 27, 2012, Cedar Fair, L.P. (the "Company") held its annual meeting of unitholders (the "2012 Annual Meeting") at the Ballantyne Hotel & Lodge at 10000 Ballantyne Commons Parkway in Charlotte, North Carolina to consider and vote upon three proposals submitted by the Board of Directors of Cedar Fair Management, Inc., the general partner of the Company.
The final voting results, which were certified by the inspector of election at the 2012 Annual Meeting, were as follows (55,517,287 units outstanding and entitled to vote as of the record date of the 2012 Annual Meeting):

1.	To elect Daniel J. Hanrahan, Lauri M. Shanahan, and Debra Smithart-Oglesby as Class II Directors of the general partner for a three-year term expiring in 2015.

Daniel J. Hanrahan
For	Withhold	Broker Non-Votes
22,493,268	349,909	22,462,770

Lauri M. Shanahan
For	Withhold	Broker Non-Votes
22,445,251	397,927	22,462,769

Debra Smithart-Oglesby
For	Withhold	Broker Non-Votes
22,465,619	377,559	22,462,769

2.	To confirm the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

For	Against	Abstain	Broker Non-Votes
42,442,072	2,680,335	183,540	—

3.	To approve, on an advisory basis, to approve the compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Votes
21,501,539	939,253	402,517	22,462,638

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
By Cedar Fair Management, Inc., General Partner

By:	/s/ Brian C. Witherow
Brian C. Witherow Executive Vice President and Chief Financial Officer

Date: June 29, 2012